UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

COLORADO GOLDFIELDS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2009, we entered into a Mining Lease with Option to Purchase Agreement for the Brooklyn Mine in San Juan County, Colorado. The terms of the agreement include the issuance of 75,000,000 restricted shares of Class A common stock in Colorado Goldfields restricted in a lock up provision for a period of 3 years during which no sales or other conveyances may be undertaken, a work commitment averaging $200,000 per year, and a 5% Net Smelter Royalty. The lease automatically renews so long as ores, minerals, or metals are being produced or sold.

The Brooklyn properties consist of approximately 600 acres of patented and unpatented claims located along the historic Brooklyn Mine and associated structures. The properties consist of approximately 600 acres of patented and unpatented claims located along the historic Brooklyn Mine and associated structures. Since its discovery around 1900, the Brooklyn Mine has consistently produced exceptionally high-grade gold ore.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Mining Lease Agreement between Colorado Goldfields Inc. and Frank J. Montonati and Don Laeding dated September 30, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: October 6, 2009
	By:	/s/ Lee R. Rice
Lee R. Rice
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mining Lease Agreement between Colorado Goldfields Inc. and Frank J. Montonati and Don Laeding dated September 30, 2009.